Exhibit 5.1

Our ref:         AMCK/SMK/1084016/0002/S778877v2

1 May 2025

GCL GLOBAL HOLDINGS LTD

c/o CO Services Cayman Limited

P.O. Box 10008, Willow House

Cricket Square

Grand Cayman

KY1-1001, Cayman Islands.

Dear Sirs

GCL GLOBAL HOLDINGS LTD (the “Company”)

1.1	We have acted as counsel as to Cayman Islands law to the Company in connection with a registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) on or around the date hereof (including its exhibits, the “Registration Statement”) for the purposes of registering with the Commission under the Securities Act, 18,941,459 ordinary shares of a nominal or par value of US$0.0001 each in the capital of the Company (“Ordinary Shares”), issuable by the Company pursuant to the share incentive plan adopted by the directors of the Company and effective on 13 February 2025 (the “Equity Incentive Plan”) and as such number of Ordinary Shares may be adjusted in accordance with the Equity Incentive Plan.

1.2	Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion and/or the Schedules.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

2.	Scope of Opinion

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands (collectively, “Foreign Laws”). We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Schedule 1.

3.	Documents Reviewed and Enquiries Made

In giving this Opinion we have reviewed originals, copies, conformed copies, certified copies or notarised copies of the documents set out in Schedule 1.

4.	Assumptions and Qualifications

This Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Schedule 3.

5.	Opinions

We are of the opinion that:

5.1	Due incorporation, existence and status

The Company has been duly incorporated as an exempted company with limited liability under the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), is validly existing and was, at the date of the Certificate of Good Standing, in good standing with the Registrar.

5.2	Authorised Share Capital

The authorised share capital of the Company is US$50,000 divided into 500,000,000 Shares of a par value of US$0.0001 each.

5.3	Valid Issuance of Ordinary Shares

The issuance of the Ordinary Shares under the Equity Incentive Plan and registered under the Registration Statement have been duly authorised, and when issued and paid for in accordance with the Resolutions, the Articles, the Documents and the Registration Statement and entered on the register of members of the Company, such Ordinary Shares will be validly issued, fully paid and non-assessable.

6.	Reliance

Except as specifically referred to in this Opinion we have not examined, and give no opinion on, any contracts, instruments or other documents (whether or not referred to in, or contemplated by, the Documents). We do not give any opinion on the commercial merits of any transaction contemplated or entered into under or pursuant to the Documents. This Opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities by the Company and is not to be relied upon in respect of any other matter.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the laws of the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion. We assume no responsibility to advise any person entitled to rely on this Opinion, or to undertake any investigations, as to any change in Cayman Islands law (or its application) or factual matters arising after the date of this Opinion, which might affect the opinions set out herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Notwithstanding the foregoing however, this Opinion is addressed to, and is solely for the benefit of, the addressee and may not be relied upon by any other person without our prior written consent.

Yours faithfully

Carey Olsen Singapore LLP

Schedule 1

DOCUMENTS REVIEWED

A.	Documents Reviewed

1.	The certificate of incorporation of the Company dated 16 November 2022, the Amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 13 February 2025 (the “Articles”), and the register of directors and officers of the Company as at 30 April 2025 (together the “Company Records”).

2.	A certificate of good standing relating to the Company issued by the Registrar of Companies of the Cayman Islands (the “Registrar”) dated 1 April 2025 (the “Certificate of Good Standing”).

3.	Unanimous written resolutions of the Directors of the Company adopting the Equity Incentive Plan on 13 February 2025 and in relation to the Registration Statement and matters contained therein dated 30 April 2025, and unanimous written resolutions of the members of the compensation committee of the Company dated 29 April 2025 (together, the “Resolutions”).

4.	The Registration Statement.

5.	The Equity Incentive Plan.

B.	Scope

The above are the only documents we have examined for the purposes of this Opinion.

Schedule 2

ASSUMPTIONS

1.	We have assumed as follows:

1.1	The authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined.

1.2	That where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen.

1.3	All signatures, initials and seals are genuine.

1.4	The Company Records are complete and accurate and remain in full force and effect and are unamended.

1.5	The Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way, and any minutes are a true and correct record of the proceedings of the relevant meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Articles.

1.6	That the applicable definitive option, purchase, underwriting, warrant, agency, award agreement or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly executed and delivered by or on behalf of the Company and all other parties thereto.

1.7	The full power (including both capacity and authority), legal right and good standing of each of the parties (other than the Company as a matter of Cayman law) to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents.

1.8	That the applicable Issuance Documents relating to any Ordinary Shares to be offered and issued will constitute legal, valid and binding obligations, enforceable in accordance with their terms of each of the parties in accordance with all applicable law (other than the Company as a matter of Cayman law.

1.9	There are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement, the Equity Incentive Plan or the Issuance Documents.

1.10	the issuance and sale of and payment for the Ordinary Shares, or exercise of warrants, options or awards in respect of the Ordinary Shares, will be in accordance with the applicable Issuance Documents, the Equity Incentive Plan and the Registration Statement (including any applicable supplement thereto).

1.11	That no party is aware of any improper purpose for the issue of the Ordinary Shares.

1.12	No law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion.

1.13	The effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; and that the Registration Statement declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

1.14	On the date of issuance of any Ordinary Shares under the Equity Incentive Plan, the Company will have sufficient authorised but unissued Ordinary Shares in is share capital.

1.15	That upon issue of any Ordinary Shares under the Equity Incentive Plan by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

Schedule 3

QUALIFICATIONS

1.	This Opinion is subject to the following qualifications:

1.1	In this opinion the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the Articles, to the contrary, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

1.2	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Ordinary Shares is effective until the register of members is updated accordingly. However, an entry in the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

1.3	Any issue of Ordinary Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

1.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.